Exhibit 10.21

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. ADDITIONALLY, THE SECURITIES MAY NOT BE PLEDGED IN CONNECTION WITH A MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT.

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STOCK OPTION AGREEMENT

Number of Options: 300,000	Issue Date: September 6, 2024

Exercise Price per Share: $ 1.00	Expiration Date: September 5, 2029

FOR VALUE RECEIVED, Safety Shot, Inc., a Delaware corporation (the “Company”), hereby certifies that Wall and Broad Capital, LLC , a limited liability company (the “Option Holder”), is entitled to purchase the securities set forth below.

This Stock Option Agreement (the “SOA”) entitles the Option Holder to purchase from the Company at any time after the Issue Date and before the Expiration Date, 300,000 restricted shares (the “Option Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of the Company at an exercise price of $1.00 per share of the Company’s Common Stock (as adjusted from time to time as provided in Section 6 hereof, the “Exercise Price”) unless the Option Holder elects a “cashless” exercise as provided for in Section 4(c), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date, as such date may be accelerated as set forth herein.

This Non-Qualified Stock Option (the “Option”) is being issued pursuant to the company’s Equity Incentive Plan. Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Plan. The Options shall vest immediately.

1. Investment Representation. The Option Holder by accepting this Option represents that the Option Holder is acquiring this Option for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Option Holder will not sell or otherwise dispose of this Option or the underlying Option Shares in violation of applicable securities laws. The Option Holder acknowledges that the certificates representing any Option Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Option Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Option was acquired by the Option Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Option Holder acknowledges and covenants that this Option may not be exercised by or on behalf of a Person during the one-year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

2. Validity of Option and Issue of Shares. The Company represents and warrants that this Option has been duly authorized and validly issued and warrants and agrees that all of Option Shares that may be issued upon the due exercise of the rights represented by this Option will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Option.

3. Registration of Transfers and Exchange of Options.

a. Subject to compliance with the legend set forth on the face of this Option, the Company shall register the transfer of this Option, or any portion of this Option, in the Option Register, upon delivery by the Option Holder to the Company, pursuant to Section 8 of (i) this SOA, and (ii) a duly completed and executed written assignment. Upon any registration or transfer, a new Option to purchase Common Stock, in substantially the form of this Option (any such new Option, a “New Option”), evidencing the portion of this Option so transferred shall be issued to the transferee and a New Option evidencing the remaining portion of this Option not so transferred, if any, shall be issued to the transferring Option Holder. The acceptance of the New Option by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Option Holder of an Option.

b. This Option is exchangeable, upon the surrender hereof by the Option Holder to the office of the Company specified in or pursuant to Section 8 for one or more New Options, evidencing in the aggregate the right to purchase the number of Option Shares which may then be purchased hereunder. Any such New Option will be dated the date of such exchange and will have the same Expiration Date as the original Option for which the New Option was exchanged.

4. Exercise of Options.

a. Exercise of this Option shall be made upon delivery to the Company pursuant to Section 8, of (i) this Option; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price unless the Option Holder elects a “cashless” exercise as provided for in Section 4(c). Payment of the Exercise Price may be made at the option of the Option Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per share in effect at the time of exercise multiplied by the number of Option Shares specified in the Election Notice. The Company shall promptly issue or cause to be issued and cause to be delivered to the Option Holder in such name or names as the Option Holder may designate in the Election Notice, a certificate for the Option Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Option Holder to receive Option Shares shall be deemed to have become holder of record of such Option Shares as of the Date of Exercise of this Option. All Option Shares delivered to the Option Holder the Company covenants, shall upon due exercise of this Option, be duly authorized, validly issued, fully paid and non-assessable.

b. This Option shall be exercisable at any time and from time to time for such number of Option Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Option Shares which may be purchased under this Option are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Option evidencing the right to purchase the remaining number of Option Shares for which no exercise has been evidenced by this Option.

c. Cashless Exercise. If the Company has not registered the Option Shares within ninety (90) days from the Issue Date, in lieu of exercising this Option for cash, the Option Holder may elect to receive that number of Option Shares, in whole or in part, computed using the following formula:

X=Y*(A-B)/A

Where X= the number of shares of Common Stock to be issued to the Option Holder,

Y= the number of shares of Option Shares purchasable under this Option or, if only a portion of this Option is being exercised, the portion of this Option being exercised (at the date of such calculation)

A= Fair Market Value (defined as the average of the closing prices for the five previous day as quoted by NASDAQ Capital Market or other principal trading market, if applicable)

B= Exercise Price (as adjusted to the date of such calculation)

5. Common Share Issuance. Upon receipt by the Company of a written request from Option Holder to exercise any portion of any Option and the payment thereof, subject to any limitations on exercise contained in any Option, the Company shall have five (5) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Option and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Option, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Option issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such holder had exercised this Option immediately prior thereto (all subject to further adjustment as provided in this Option). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Option.

b. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(i) declare a dividend or other distribution on its Common Stock payable in Common Stock of the Company;

(ii) subdivide the outstanding Common Stock pursuant to a stock split or otherwise; or

(iii) reclassify its Common Stock;

then the number of shares of Common Stock or other securities at the time issuable upon exercise of this Option shall be appropriately adjusted to reflect any such Event.

7. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Option Shares on the exercise of this Option. The number of full Option Shares that shall be issuable upon the exercise of this Option shall be computed on the basis of the aggregate number of Option Shares purchasable on exercise of this Option so presented. If any fraction of an Option Share would, except for the provisions of this Section 9, be issuable on the exercise of this Option, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Option Shares issuable, up to the next whole number.

8. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Safety Shot, Inc.
1061 E. Indiantown Rd.
Suite 110
Jupiter, FL 33477
Attn:	Jarrett Boon, CEO
Email:	jboon@drinksafetyshot.com

If to the Option Holder:

Wall and Broad Capital, LLC
[__]
Attn.	Robert Kurlander
Email:	bob@wabcap.com

9. Registration Rights. This Option shall have registration rights. The Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement on Form S-1 (the “Form S-1” or “Registration Statement”) within 60 days from the issue date of this Option (the “Issue Date”). If the Registration Statement on Form S-1 is not filed with the Commission within 60 days from the Issue Date, in lieu of exercising this Option for cash, the Option Holder may elect to receive that number of Option Shares as calculated under Section 4(c.) herein. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable and maintain the effectiveness of such Registration Statement until the Expiration Date.

10. Miscellaneous.

a. This Option is being granted pursuant to the terms of the Consulting Agreement by and between the Company and the Option Holder and the Company’s Equity Incentive Plan (the “EIP”). If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the EIP. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the EIP are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this SOA and the EIP, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the EIP

b. This Option shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Option may be amended only in writing and signed by the Company and the Option Holder.

c. Nothing in this Option shall be construed to give to any person or corporation other than the Company and the Option Holder any legal or equitable right, remedy or cause of action under this Option; this Option shall be for the sole and exclusive benefit of the Company and the Option Holder.

d. This Option shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws provisions. All disputes arising out of or in connection with this Option, or in respect of any legal relationship associated with or derived from this Option, shall only be heard in any competent court residing in Palm Beach County, Florida. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Option Holder shall only be brought in such courts.

e. The headings herein are for convenience only, do not constitute a part of this Option and shall not be deemed to limit or affect any of the provisions hereof.

f. In case any one or more of the provisions of this Option shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Option shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Option.

g. The Option Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Option Holder are limited to those expressed in this Option.

h) Remedies. The Option Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Option. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Option and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

i) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Option Holder shall operate as a waiver of such right or otherwise prejudice the Option Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Option, which results in any damages to the Option Holder, the Company shall pay to the Option Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Option Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

IN WITNESS WHEREOF, the Company has caused this Option to be duly executed by the authorized officer as of the date first above stated.

Safety Shot, Inc.

By:
Name:	Jarrett Boon
Title:	CEO

FORM OF ELECTION TO PURCHASE

To be executed by the Option Holder to exercise the right to purchase shares of Common Stock under the foregoing Stock Option Agreement (“SOA”).

To: SAFETY SHOT, INC.

The undersigned, pursuant to the provisions set forth in the attached SOA, hereby irrevocably elects to purchase (check applicable box):

☐	________ shares of the Common Stock covered by the SOA; or

☐	the maximum number of shares of Common Stock covered by the SOA pursuant to the exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in the SOA, which is $___________. Such payment takes the form of (check applicable box or boxes):

☐	$__________ in lawful money of the United States;

☐	$__________ in the form of a wire transfer; and/or

☐	$__________ in the form of a certified or official bank check

☐	if permitted, the cancellation of such number of Option Shares as is necessary, in accordance with the formula set forth in subsection 4(c), to exercise this Option with respect to the maximum number of Option Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 4(c).

After application of the exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Option shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Option Holder:

(Print)
(By:)
(Name:)
(Title:)
Signatures must conform in all respects to the name of the Option Holder on the face of the SOA.